UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2000

PROTEIN DESIGN LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-19756	94-3023969
(Commission File Number)	(IRS Employer Identification Number)

34801 Campus Drive
Fremont, California,    94555
(Address of principal executive offices including zip code)

(510) 574-1400
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Matters

On February 15, 2000, Protein Design Labs, Inc. (the "Company") issued a press release announcing the closing of a private placement of $150 million principal amount of 5.5% Convertible Subordinated Notes due 2007 (the "Notes"). The Notes are convertible into Company common stock at an initial conversion price of approximately $151 per share.

The foregoing changes are discussed in greater detail in the Company's press releases, a copy of which is attached hereto as Exhibits 99.1.

Item 7. Financial Statements and Exhibits

c. Exhibits:

99.1 Press Release dated February 15, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN DESIGN LABS, INC.

Date: March 1, 2000

By:	/s/ DOUGLAS O. EBERSOLE

Douglas O. Ebersole,
Senior Vice President, Legal and Licensing

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 15, 2000.

Exhibit 99.1

PDL ANNOUNCES CLOSING OF PRIVATE PLACEMENT AND EXERCISE OF OVER-ALLOTMENT OPTION

Fremont, CA, February 15, 2000 -- Protein Design Labs, Inc. (Nasdaq: PDLI) (PDL) announced today the closing of a private placement of $150 million in principal amount of 5.5% Convertible Subordinated Notes due 2007, including $25 million in principal amount of notes which were sold to the initial purchasers pursuant to the exercise in full of their over-allotment option. The notes are convertible into PDL common stock at an initial conversion price of approximately $151 per share.

The net proceeds of the offering are expected to be used to fund clinical trials, to expand manufacturing capabilities and for working capital and other general corporate purposes.

The Company has agreed to file a registration statement within 90 days for the resale of these notes and the common stock issuable upon conversion of the notes. The summary of the terms and conditions of the notes is not intended to be a complete summary of the terms and conditions of such securities. Copies of the form of notes and related documents will be filed with the SEC on a Form 8-K.

The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended (the Securities Act), or any state securities laws. Unless so registered, the notes and the common stock issuable upon conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Underwriters and placement agents for this private placement were CIBC World Markets Corp., Credit Suisse First Boston Corporation, SG Cowen Securities Corporation and Warburg Dillon Read LLC.

The foregoing contains forward-looking statements involving risks and uncertainties, including but not limited to the ability of the Company to effectively use the proceeds of the sale for the indicated purposes. In addition, the Company may be unable to develop its products and technologies, may experience failures or delays in preclinical or clinical trials, may not expand its manufacturing capabilities, and may be subject to administrative proceedings or disputes regarding its intellectual property. Additional risk factors are described in PDL's filings with the Securities and Exchange Commission on Forms 10-K and 10-Q.

Protein Design Labs, Inc. develops humanized antibodies to prevent or treat various disease conditions. PDL currently has antibodies under development for autoimmune and inflammatory conditions, transplantation, cancer and other conditions. PDL holds fundamental patents in the U.S., Europe and Japan for its antibody humanization technology. Further information on PDL is available through the Company's website at www.pdl.com.

Protein Design Labs and the PDL logo are registered U.S. trademarks of Protein Design Labs, Inc.